                                                                    Exhibit 99.1




Media Contacts: Tony Plohoros              Investor Contact: Mark Stejbach
                (908) 423-3644                               (908) 423-5185

                Anita Larsen
                (908) 423-6022



     MERCK ANNOUNCES FIRST-QUARTER 2004 EARNINGS PER SHARE (EPS) OF 73 CENTS

      -     MERCK REAFFIRMS FULL-YEAR 2004 EPS GUIDANCE OF $3.11 TO $3.17
      -     MERCK ANTICIPATES SECOND-QUARTER EPS OF 78 TO 82 CENTS
      -     BANYU PHARMACEUTICAL CO., LTD. NOW A WHOLLY OWNED MERCK SUBSIDIARY
      -     MERCK ACQUIRES ATON PHARMA, INC.
      - MERCK ENTERS INTO ALLIANCE WITH H. LUNDBECK A/S TO COMMERCIALIZE PHASE III SLEEP-DISORDER COMPOUND
      - MERCK COMPLETES SALE OF 50-PERCENT EQUITY STAKE IN EUROPEAN OTC JOINT VENTURE
      -     VYTORIN APPROVED AND LAUNCHED IN GERMANY AND MEXICO
      -     VIOXX RECEIVES FDA APPROVAL AS MIGRAINE TREATMENT

WHITEHOUSE STATION, N.J., April 22, 2004 - Merck & Co., Inc. today announced that earnings per share for the first quarter of 2004 were $0.73, a 7% increase over earnings per share from continuing operations* in the same period in 2003. Net income was $1,618.6 million, compared to income from continuing operations of $1,545.0 million in the first quarter of last year. Worldwide sales were $5.6 billion for the quarter.

      "We took several actions during the first quarter that enhance our ability to drive long-term growth," said Merck Chairman, President and Chief Executive Officer Raymond V. Gilmartin. "In addition to acquiring Aton Pharma and securing several licensing agreements that further bolster our pipeline, we strengthened our global position with the completion of the Banyu Pharmaceutical acquisition."

         Total sales increased 1% for the quarter, reflecting strong growth in Merck's major in-line franchises, offset by lower revenues from Merck's relationship with AstraZeneca LP, which were primarily driven by generic competition for Prilosec. Merck's major in-line franchises collectively grew 11%. Overall, first-quarter sales performance included a 5-point favorable effect from foreign exchange. Sales outside of the United States accounted for 42% of first-quarter sales, compared to 38% of sales for the first quarter of 2003.


                                    - more -

*Continuing operations exclude only the results from Medco Health Solutions, Inc., which was spun off on Aug. 19, 2003.
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                                       2


      Marketing and administrative expenses increased 6% compared to the first quarter of 2003. Excluding the impact of $34 million for restructuring costs related to position eliminations, marketing and administrative expenses increased 4% for the quarter. The company is on track to eliminate 4,400 positions worldwide. Approximately 3,800 positions had been eliminated as of March 31. This program, which was announced in October 2003, will be completed by the end of 2004.

      Also contributing to Merck's results in the first quarter was Other Income of $241 million, which includes a $177 million gain on the sale of Merck's 50-percent equity stake in Johnson & Johnson*MSD Europe and realized gains on the company's investment portfolios.

      The effective tax rate of 30.9% in the first quarter reflects the impact of product mix, changes in the company's tax reserve position and the nondeductibility of the acquired research expense in connection with the Aton acquisition.

STRATEGIC LICENSING ACTIVITIES CONTINUE

      Merck complements its internal research program with an aggressive licensing and external alliance strategy across the entire spectrum of collaborations from early research to late-stage compounds, as well as new technologies and targeted acquisitions. Research and development expenses increased 23% during the first quarter, reflecting acquired research resulting from the acquisition of Aton, as well as licensing activities, including the company's collaboration with H. Lundbeck A/S.

      In March, Merck completed its acquisition of Aton, a privately held biotechnology company focusing on the development of novel treatments for cancer and other serious diseases. The acquisition resulted in $125 million of acquired research expense in the first quarter.

      In February, Merck and H. Lundbeck A/S announced an agreement for the exclusive U.S. development and commercialization of gaboxadol, a compound currently in Phase III development for the treatment of sleep disorders. Under the terms of the agreement, Lundbeck received an initial payment of $70 million and may receive up to $200 million in additional milestone payments. Merck and Lundbeck will jointly complete the ongoing Phase III clinical program, with Merck funding the majority of the remaining development activities. The companies anticipate that Merck will file a New Drug Application (NDA) with the U.S. Food and Drug Administration (FDA) between late 2006 and mid-2007. Following FDA approval, the companies plan to co-promote gaboxadol in the United States. Lundbeck will receive a share of gaboxadol sales in the United States.

                                    - more -
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                                       3

     MERCK COMPLETES ACQUISITION OF BANYU, DIVESTS EQUITY STAKE IN EUROPEAN
                                 JOINT VENTURE

      On March 30, Merck completed its acquisition of Banyu Pharmaceutical Co., Ltd. Full ownership of Banyu enhances Merck's position in Japan, the world's second-largest pharmaceutical market, while simultaneously strengthening the company's position as one of the world's largest research-based pharmaceutical companies. The acquisition of Banyu expands the company's network of wholly owned operations to every major market of the world.

      Also on March 30, Merck completed the sale of its 50-percent equity stake in Johnson & Johnson*MSD Europe, a non-prescription pharmaceuticals joint venture, to Johnson & Johnson. In addition to an upfront payment, Merck will continue to benefit through royalties on certain products. Merck has also regained the rights to potential future products that switch from prescription to over-the-counter status in Europe. Johnson & Johnson*Merck Consumer Pharmaceuticals Co., a 50/50 joint venture between Johnson & Johnson and Merck that operates in the United States and Canada, is unaffected by this transaction.

SECOND-QUARTER AND FULL-YEAR 2004 EPS GUIDANCE

      Merck anticipates second-quarter EPS of $0.78 to $0.82. Merck reaffirms full-year 2004 EPS guidance of $3.11 to $3.17. Please see pages 8-9 of this news release for a breakdown of Merck's full-year 2004 financial guidance.

MAJOR IN-LINE PRODUCTS COMPETING WELL

      Merck's largest products, which continue to benefit from ongoing clinical studies and new treatment options, drove the company's sales. Each of Merck's major in-line franchises ranks either No. 1 or 2 in its class, in terms of sales, worldwide.

      Merck implemented a new U.S. wholesaler distribution program during the fourth quarter of 2003. As a result of the program, inventory levels at key wholesalers for each of the major products approximate two to three weeks of supply. Implementation of the program had an estimated $100 million overall residual buy-out effect on first-quarter 2004 revenues.

      ZOCOR, Merck's statin for modifying cholesterol, achieved worldwide sales of $1.3 billion in the first quarter. U.S. mail-order-adjusted prescription levels for ZOCOR increased by approximately 5% during the quarter. Merck continues to promote the landmark Heart Protection Study (HPS) to physicians and consumers. The HPS demonstrated that ZOCOR 40 mg, along with diet, is the first and only cholesterol-lowering medicine proven to reduce the risk of heart attacks and stroke in people with heart disease or diabetes, regardless of cholesterol level.

                                    - more -
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      During the first quarter of 2004, FOSAMAX continued as the most-prescribed medicine worldwide for the treatment of postmenopausal, male and glucocorticoid-induced osteoporosis, with $759 million in global sales. U.S. mail-order-adjusted prescription levels for FOSAMAX increased by 3% during the quarter.

      Results from the longest prospective clinical trial in the treatment of postmenopausal osteoporosis were published in March in the New England Journal of Medicine. The study showed that postmenopausal women taking FOSAMAX maintained or continued to experience increases in bone mineral density at the hip and spine through 10 years of treatment.

      Global sales of Merck's antihypertensive medicines, COZAAR and HYZAAR**, reached $629 million for the quarter. COZAAR and HYZAAR compete in the fastest-growing class in the antihypertensive market, angiotensin II antagonists
(AIIA). COZAAR is the second-most-frequently prescribed AIIA in the United States and the largest-selling AIIA in Europe. U.S. mail-order-adjusted prescription levels for COZAAR and HYZAAR increased by 8% during the quarter.

      Worldwide sales of SINGULAIR, a once-a-day oral medicine indicated for the treatment of chronic asthma and the relief of symptoms of seasonal allergic rhinitis, reached $623 million in the first quarter. U.S. mail-order-adjusted prescription levels for SINGULAIR increased by 32% during the quarter.

      Sales in the first quarter were driven by strong performance in the asthma market, as well as in the seasonal allergic rhinitis market. SINGULAIR continues to be the second-most- prescribed product in the overall respiratory market in the United States and the largest-selling asthma controller brand in pediatrics worldwide.

      Worldwide sales of VIOXX, Merck's arthritis and pain medicine, reached $661 million for the first quarter of 2004. U.S. mail-order-adjusted prescription levels for VIOXX decreased by 3% during the quarter. In markets outside of the United States, VIOXX continues to be the best-selling arthritis and pain medicine.

      On March 26, the FDA approved a supplemental New Drug Application (sNDA) for VIOXX for the acute treatment of migraine attacks with or without aura in adults. VIOXX is the first and only coxib approved to relieve migraine pain and associated migraine symptoms. During the first quarter, the FDA also accepted for filing another sNDA for VIOXX based on studies in juvenile rheumatoid arthritis, and has granted an additional six months of marketing exclusivity in the United States for VIOXX based on that filing. Indications for VIOXX for migraine and juvenile rheumatoid arthritis also are being sought outside of the United States.

                                    - more -

**COZAAR and HYZAAR are registered trademarks of E.I. DuPont de Nemours & Company, Wilmington, Del.

      Global sales of ARCOXIA reached $30 million in the first quarter of 2004. To date, ARCOXIA has been launched in 44 countries outside of the United States, most recently in Italy and Portugal. Additional launches will continue in other countries throughout the year.

      On March 12, the FDA accepted for filing Merck's NDA for ARCOXIA. The NDA seeks indications for ARCOXIA for the treatment of osteoarthritis, rheumatoid arthritis, chronic low-back pain, acute pain, dysmenorrhea, acute gouty arthritis and ankylosing spondylitis. No other coxib currently has indications for chronic low-back pain, acute gouty arthritis or ankylosing spondylitis.

      Results from a new acute gouty arthritis study for ARCOXIA were published in the February issue of Arthritis & Rheumatism. The study showed that ARCOXIA 120 mg once daily provided the same degree of pain relief as indomethacin (50 mg three times daily) - the standard treatment for acute gouty arthritis - and confirmed earlier findings showing ARCOXIA offered a similar clinical benefit to indomethacin.

      Sales of Merck's other promoted medicines and vaccines during the first quarter were $1.2 billion, compared to $1.1 billion for the same period of last year. These products treat or prevent a broad range of conditions.

      Global sales of ZETIA (branded "EZETROL" outside of the United States), the cholesterol absorption inhibitor developed and marketed by Merck/Schering-Plough Pharmaceuticals, reached $190 million in the first quarter of 2004. More than 7.5 million prescriptions have been written in the United States since the U.S. launch of ZETIA in mid-November 2002, according to IMS Health. ZETIA currently accounts for more than 5 percent of new prescriptions in the cholesterol-lowering class and is now reimbursed for nearly 90 percent of all patients in managed care plans across the United States. To date, EZETROL has been launched in more than 40 countries outside of the United States. More markets are expected to launch EZETROL in 2004 upon completion of pricing/reimbursement national processes.

      Results from the EASE (Ezetimibe Add-On to Statin for Effectiveness) trial of 3,030 patients, which were presented at the American College of Cardiology
(ACC) meeting in March, showed that adding 10 mg of ZETIA to ongoing stable statin therapy lowered LDL ("bad cholesterol") by an additional 26 percent, compared to the 3 percent decrease seen in patients continuing their stable dose of statin monotherapy over the course of the six-week trial. These results were consistently seen across a number of pre-specified treatment groups such as age, gender and the medical conditions diabetes and metabolic syndrome.

                                    - more -

      Also presented at the ACC meeting were results from clinical trials conducted in support of VYTORIN (ezetimibe/simvastatin). The results demonstrated that patients taking ezetimibe with simvastatin, the active ingredients in VYTORIN, achieved reductions in LDL ranging from 46 to 61 percent. Moreover, the studies demonstrated that patients taking ezetimibe with simvastatin achieved significantly greater reductions in LDL than with Lipitor or ZOCOR across the dosage ranges.

      VYTORIN (branded "INEGY" in many countries outside of the United States) has been launched in Germany and Mexico. VYTORIN is the first product to target the body's two sources of cholesterol through dual inhibition - inhibiting both cholesterol production in the liver and absorption in the intestine. Merck/Schering-Plough Pharmaceuticals submitted an NDA for VYTORIN to the FDA on Sept. 24, 2003. The filing was accepted by the FDA for standard review on Nov. 23, 2003.

EARNINGS CONFERENCE CALL

      Investors are invited to a live Web cast of Merck's first-quarter earnings conference call today at 9 a.m. ET, by visiting the Newsroom section of Merck's Web site (www.merck.com/newsroom). Institutional investors and analysts can participate in the call by dialing (913) 981-4900. Journalists are invited to listen by dialing (913) 981-5509. The Web cast will be available for replay on the Web site until April 29.

ABOUT MERCK

      Merck & Co., Inc. is a global research-driven pharmaceutical products company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures.

FORWARD-LOOKING STATEMENT

      This press release, including the financial information that follows, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements include statements regarding product development and product potential. No forward-looking statement

                                    - more -
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                                       7


can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck's business, particularly those mentioned in the cautionary statements in Item 1 of Merck's Form 10-K for the year ended Dec. 31, 2003, and in its periodic reports on Form 10-Q and Form 8-K (if any) which we incorporate by reference.

                                      # # #

                            MERCK FINANCIAL GUIDANCE
                                    FOR 2004

Worldwide net sales will be driven by the company's major in-line products, including the impact of new studies and indications. Sales forecasts for those products for 2004 are as follows:

                                                                       WORLDWIDE
PRODUCT              THERAPEUTIC CATEGORY                           2004 NET SALES
-------              --------------------                           --------------
ZOCOR                Cholesterol Modifying                       $4.9 to $5.1 billion
FOSAMAX              Osteoporosis                                $3.0 to $3.2 billion
COZAAR / HYZAAR      Hypertension                                $2.7 to $2.9 billion
Coxibs               Arthritis and Pain                          $2.6 to $2.8 billion
(VIOXX and ARCOXIA)
SINGULAIR            Asthma and Seasonal Allergic Rhinitis       $2.4 to $2.7 billion

- Under an agreement with AstraZeneca (AZN), Merck receives revenue at predetermined rates on the U.S. sales of certain products by AZN, most notably Prilosec and Nexium. In 2004, Merck anticipates these revenues to be approximately $1.6 to $1.8 billion.

- The income contribution related to the Merck and Schering-Plough collaboration is expected to be positive in 2004. Equity Income from Affiliates includes the results of the Merck and Schering-Plough collaboration combined with the results of Merck's other joint venture relationships. Equity Income from Affiliates is expected to be approximately $800 to $900 million for 2004.

- Merck continues to expect that manufacturing productivity will offset inflation on product costs.

- Product gross margin percentage is estimated to be approximately 80% to 81% as a result of changes to the sales mix.

- Research and Development expense (which excludes joint ventures) is anticipated to increase at a high-teens percentage growth rate over the full-year 2003 level. This guidance includes acquired R&D expenses in 2003 and 2004.

- Consolidated Marketing and Administrative expense is estimated to be at the same level as the full-year 2003 expense. This guidance excludes restructuring costs in 2003 and 2004.

- The consolidated 2004 tax rate is estimated to be approximately 28% to 29%.

- Merck plans to continue its stock buyback program in 2004. As of March 31, $9.3 billion remains under the current buyback authorizations approved by Merck's Board of Directors.

      The company is on track to eliminate 4,400 positions worldwide. Approximately 3,800 positions had been eliminated as of March 31. This program, which was announced in October 2003, will be completed by the end of 2004. Restructuring costs for full-year 2004 are expected to be approximately $75 to $125 million.

      Given these guidance elements, and including the effect of the restructuring, Merck anticipates full-year 2004 earnings per share (EPS) of $3.11 to $3.17 and second-quarter EPS of $0.78 to $0.82.

                                    - more -

ABOUT MERCK

      Merck & Co., Inc. is a global research-driven pharmaceutical products company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures.

FORWARD-LOOKING STATEMENT

      This press release, including the financial information that follows, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements include statements regarding product development and product potential. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck's business, particularly those mentioned in the cautionary statements in Item 1 of Merck's Form 10-K for the year ended Dec. 31, 2003, and in its periodic reports on Form 10-Q and Form 8-K (if any) which we incorporate by reference.

                                      # # #

The following tables show the financial results for Merck & Co., Inc. and subsidiaries for the quarter ended March 31, 2004, compared with the corresponding period of the prior year.

                                                                          Merck & Co., Inc.
                                                                         Consolidated Results
                                                            (In Millions Except Earnings per Common Share)
                                                                        Quarter Ended March 31
                                                            ----------------------------------------------
                                                                                                      %
                                                               2004                2003            Change
                                                               ----                ----            ------
Sales                                                         $ 5,630.8           $ 5,571.4          1%

Costs, Expenses and Other
    Materials and production                                    1,115.8             1,080.1          3
    Marketing and administrative (1)                            1,611.4             1,513.9          6
    Research and development (2)                                  996.3               810.7          23
    Equity income from affiliates                                (194.7)              (97.3)         *
    Other (income) expense, net                                  (240.9)               47.8          *

Income from Continuing Operations
   Before Taxes                                                 2,342.9             2,216.2          6

Taxes on Income (3)                                               724.3               671.2

Income from Continuing Operations                             $ 1,618.6           $ 1,545.0          5

Income from Discontinued Operations, net of taxes                    --               165.4

Net Income                                                    $ 1,618.6           $ 1,710.4         N/M

Average Shares Outstanding
   Assuming Dilution                                            2,232.5             2,262.1

Earnings per Common Share
   Assuming Dilution
      Continuing Operations                                   $    0.73           $    0.68          7
      Discontinued Operations                                        --                0.07
                                                              ---------           ---------
      Total                                                   $    0.73           $    0.76(4)      N/M

N/M Comparison not meaningful as a result of the spin-off of Medco Health.

* > 100%

(1) 2004 Marketing and administrative expense includes $34 million for restructuring costs.


(2) Research and development expense includes acquired research expense of $125 million resulting from the acquisition of Aton Pharma, Inc. in 2004 and $90 million associated with the increase in ownership of Banyu Pharmaceutical Co., Ltd. in 2003.

(3) The effective tax rate was 30.9% and 30.3% for the first quarter of 2004 and 2003, respectively.

(4) Amount does not add as a result of rounding.

                                       ###